CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-132059 and 333-119839) of our report, dated December 19, 2012, on the consolidated financial statements of Roebling Financial Corp, Inc. (the “Registrant”) at and for the fiscal year ended September 30, 2012 which report is incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

December 19, 2012

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